ChromaDex Earnings Conference Call Second Quarter 2022

Rob Fried
Chief Executive Officer

Kevin Farr
Chief Financial Officer

ChromaDex

Nasdaq: CDXC | August 2022

SAFE HARBOR STATEMENT

This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2022 financial outlook, and which may be identified by the use of words like "expects," "anticipates," "intends," "estimates," "plans," "potential," "possible," "probable," "believes," "seeks," "may," "will," "should," "could," "predicts," "projects," "continue," "would" or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows (including achieving cash flow break-even), planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we recently offered and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission (the "Commission"), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: the impact of the COVID-19 pandemic on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business; our relationships with major customers; our ability to maintain our sales, marketing, and distribution capabilities; inflationary conditions and adverse economic conditions nationally and internationally; the market and size of the vitamin mineral and dietary supplement market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks of conducting business in China; risks in product development; our reliance on of a limited number of third-party party suppliers for certain raw materials; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions; and other factors relating to our industry, our operations and results of operations.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

About Non-GAAP Financial Measures

ChromaDex's non-GAAP financial measures, Adjusted EBITDA including legal expense and Adjusted EBITDA excluding legal expense, are defined as net income before interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and legal expense (in the case of Adjusted EBITDA excluding legal expenses only). ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex's financial results in accordance with GAAP. Reconciliation of these non-GAAP measures to the most directly comparable GAAP measures are attached to this presentation.

FDA Disclaimer

Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors.

Q2 2022 & Recent Highlights

- Total company and Tru Niagen® net sales down (5)% and (6)% YoY, respectively, with 13% growth in E-Commerce.
  - Net sales remained relatively flat year over year excluding the initial shelf stocking sales to Wal-Mart in the second quarter of 2021.
  - Watson's sales declined $1.4 million driven by the timing of shipments due to COVID-19 impacts.
- Delivered strong gross margins of 60.0% despite lower sales and inflationary pressures in global supply chains.
- Selling and marketing expense reflected investments in brand building, including new Tru Niagen® TV campaign, partially offset by efficiencies in digital media investments.
  - TV campaign was successful in raising awareness, but we are pivoting focus to our most efficient, direct response E-Commerce channel
- Legal expense of $1.7 million decreased by $2.4 million YoY, driven by lower litigation activity.
- Net loss was $(6.4) million or $(0.09) per share, compared to a net loss of $(5.6) million or $(0.08) per share in Q2 2021.
- Underlying business, as measured by Adjusted EBITDA including legal expense, delivered a loss of $(4.6) million, lower by $(1.1) million YoY. Adjusted EBITDA excluding legal expense was a loss of $(2.9) million.[1]
- Announced agreement to launch commercial joint venture in Mainland China, marking an expansion milestone for Tru Niagen® in a strategic market. Signed China cross border distribution agreement with Sinopharm Xingsha.
- Ended the quarter with $17.1 million in cash. Targeting cash flow break-even in the fourth quarter of 2022.[2]

Pivoting focus to bottom-line metrics in the current macroeconomic environment. Prioritizing investments in e-commerce, which is a consistent growth driver and efficient channel that we expect to optimize in the second half of 2022.

(1) See slide 12 for the non-GAAP reconciliation
(2) As measured by Adjusted EBITDA including legal expense

Management Team



Rob Fried
Chief Executive Officer

E-Commerce & entertainment industry executive

Savoy Pictures, Columbia Pictures, Fried Films, Feeln, WHN, Healthspan Research



Brianna Gerber
SVP, Finance/Interim Chief Financial Officer

Over 20 years of diverse experience in investment management and finance at the Capital Group, Mattel, and ChromaDex



Kevin Farr
Chief Financial Officer

Former CFO, Mattel
PriceWaterhouse
Licensed CPA



Fadi Karam
Chief Marketing Officer

Former Nestlé executive

Deep brand building experience, across traditional retail as well as e-commerce platforms



Heather Van Blarcom
SVP, Legal & Corporate Secretary

Over two decades of industry experience with extensive knowledge of FDA and FTC regulations


Financial Highlights
TRU
NIAGEN

Q2 2022 Net Sales Mix


Q2 2021
e-Commerce
60%
$17.7 MM
Watson's & Other B2B
27%
Niagen® Ingredient
7%
Analytical Reference
Standards & Services
5%
Other Ingredients
1%


Q2 2022
e-Commerce
71%
$16.7 MM
Watson's & Other B2B
15%
Niagen® Ingredient
9%
Analytical Reference
Standards & Services
5%
Other Ingredients
0%

- **Tru Niagen®** net sales remained at 87% of net sales for Q2 2022 and Q2 2021[(1)]
- **Niagen®-related** net sales increased to 95% of net sales in Q2 2022 compared to 94% in Q2 2021[(2)]

Lower mix of Watson's & Other B2B sales compared to prior year when sales were impacted by the COVID-19 timing impact on Watson's and the initial shelf stocking sales to Wal-Mart.

(1) Tru Niagen® net sales include e-Commerce, Watson's/Other B2B
(2) Niagen®-related sales include Tru Niagen® and Niagen® ingredient

Q2 2022 Net Sales

Q2 2022 Net Sales
($ in millions)



e-Commerce
12.0
Watson's & Other B2B
2.5
Niagen® Ingredient
1.5
Analytical Reference Standards & Services
0.8
Other Ingredients
0.0
TRU NIAGEN
$14.5

Growth Rates

	YoY % (vs Q2 2021)	QoQ % (vs Q1 2022)
e-Commerce	+13%	+10%
Watson's & Other B2B	(47)%	(37)%
Niagen® Ingredient	+14%	+29%
Analytical Reference Standards & Services	(6)%	(15)%
Other Ingredients	(95)%	(97)%
Total	(5)%	(3)%

Tru Niagen® business down (6)% year-over-year and (3)% sequentially driven by lower Watson's and Other B2B sales partially offset by higher e-commerce sales.

Year-to-Date 2022 Net Sales


YTD 2022 Net Sales
($ in millions)
e-Commerce
22.9
Watson's & Other B2B
6.6
Niagen® Ingredient
2.6
Analytical Reference Standards & Services
1.7
Other Ingredients
0.3
TRU NIAGEN
$29.4

	YoY % (vs YTD 2021)
e-Commerce	+13%
Watson's & Other B2B	(14)%
Niagen® Ingredient	+4%
Analytical Reference Standards & Services	(5)%
Other Ingredients	(8)%
Total	+5%

Strong growth in e-Commerce and growth in Niagen® ingredient business, partially offset by decline in legacy businesses.

2020 – 2022 YTD Net Sales Summary

(in millions)

	2020					2021					2022	
Description	**Q1**	**Q2**	**Q3**	**Q4**	**FY**	**Q1**	**Q2**	**Q3**	**Q4**	**FY**	**Q1**	**Q2**
Ecommerce	8.2	8.1	8.7	9.5	34.5	9.6	10.6	10.5	11.1	41.8	10.9	12.0
Watsons	1.8	1.3	2.5	2.1	7.6	1.6	2.9	2.6	2.2	9.3	2.5	1.5
Other B2B	1.1	2.3	0.8	0.8	5.0	1.3	1.8	1.6	0.8	5.6	1.5	1.0
Total TRU NIAGEN	***11.1***	***11.7***	***11.9***	***12.3***	***47.1***	***12.4***	***15.4***	***14.8***	***14.1***	***56.7***	***14.9***	***14.5***
NIAGEN Ingredient	2.0	2.0	0.9	2.2	7.1	1.2	1.3	1.7	2.5	6.7	1.1	1.5
NIAGEN Related Revenues	***13.1***	***13.7***	***12.8***	***14.6***	***54.2***	***13.6***	***16.7***	***16.4***	***16.6***	***63.4***	***16.0***	***16.0***
Other Ingredients	0.5	0.9	0.6	0.1	2.1	0.1	0.2	0.1	0.2	0.7	0.3	0.0
Analytical Reference Standards & Services	0.7	0.7	0.8	0.8	3.0	0.9	0.8	0.8	0.9	3.4	0.9	0.8
Total Net Sales	***14.3***	***15.3***	***14.2***	***15.4***	***59.3***	***14.7***	***17.7***	***17.3***	***17.8***	***67.4***	***17.2***	***16.7***
TRU NIAGEN as % of Total Net Sales	*78 %*	*77 %*	*84 %*	*80 %*	*79 %*	*85 %*	*87 %*	*85 %*	*79 %*	*84 %*	*87 %*	*87 %*
NIAGEN Related Revenues as % of Total Net Sales	*91 %*	*90 %*	*90 %*	*94 %*	*91 %*	*93 %*	*94 %*	*95 %*	*94 %*	*94 %*	*93 %*	*95 %*
YOY Growth Rate - Net Sales												
Total Company	43 %	38 %	18 %	18 %	28 %	2 %	16 %	22 %	15 %	14 %	17 %	(5)%
NIAGEN Related	53 %	40 %	22 %	20 %	32 %	4 %	22 %	29 %	14 %	17 %	18 %	(4)%
Total TRU NIAGEN	50 %	34 %	22 %	21 %	31 %	12 %	31 %	24 %	14 %	20 %	20 %	(6)%
Sequential Growth Rate - Net Sales												
Total Company	10 %	7 %	(7)%	9 %		(5)%	21 %	(2)%	3 %		(3)%	(3)%
NIAGEN Related	8 %	5 %	(7)%	14 %		(6)%	22 %	(1)%	1 %		(4)%	— %
Total TRU NIAGEN	10 %	5 %	2 %	4 %		1 %	24 %	(4)%	(5)%		6 %	(3)%

Q2 2022 vs Q1 2022 Key P&L Metrics

(in thousands)	Q2 2022	Q1 2022	Notes
Net Sales	**$16,732**	**$17,259**	Tru Niagen® business down (3)% driven by lower Watsons and Other B2B sales, partially offset by higher E-Commerce (up +10%)
Gross Profit *% of Net Sales*	**10,042** *60.0%*	**10,532** *61.0%*	Gross margin declined (100)bps driven by overall increase in supply chain costs, including increase in overhead labor to scale the business
Selling and Marketing *% of Net Sales*	8,021 *47.9%*	8,237 *47.7%*	Efficiencies in digital media were offset by investment in the TV campaign
Research and Development	1,245	1,078	Up slightly with increased investments in headcount to accelerate R&D pipeline and timing of projects
General and Administrative	7,163	8,949	Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.3MM
Other	0	0	No other expenses in either quarter
Total Operating Expense	**16,429**	**18,264**	Lower G&A expense driven by decreased legal and severance costs as well as lower selling and marketing expense, partially offset by higher R&D expense
Operating Loss	**$(6,387)**	**$(7,732)**	Lower overall operating expense, partially offset by lower sales

Q2 2022 vs Q2 2021 Key P&L Metrics

(in thousands)	Q2 2022	Q2 2021	Notes
Net Sales	**$16,732**	**$17,699**	Tru Niagen® business down (6)% driven by lower Watson's sales (due to COVID-19 timing impacts) and lower Wal-Mart sales (due to initial shelf stocking in 2021), partially offset by strong growth in E-Commerce (+13%)
Gross Profit *% of Net Sales*	**10,042** *60.0%*	**10,810** *61.1%*	Down (110)bps primarily driven by overall increase in supply chain costs, including increase in overhead labor to scale the business
Selling and Marketing *% of Net Sales*	8,021 *47.9%*	6,232 *35.2%*	Investments in digital marketing and brand building initiatives; broader industry trends impacting digital advertising costs and efficiencies
Research and Development	1,245	1,004	Up due to increased investments to accelerate R&D pipeline, including headcount
General and Administrative	7,163	9,128	Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.8 MM due to investments in technology and headcount to scale the business
Other	0	0	No expenses in either quarter
Total Operating Expense	**16,429**	**16,364**	Lower G&A expense largely offset by investments in selling and marketing expense
Operating Loss	**$(6,387)**	**$(5,554)**	Lower sales and lower gross margins, operating expenses roughly flat

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Finanical Measures
(In thousands)

	Three months ended									
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	**June 30, 2022**
Net loss, as reported	$ (5,902)	$ (3,711)	$ (4,215)	$ (6,097)	$ (7,381)	$ (5,566)	$ (8,856)	$ (5,325)	$ (7,740)	**$ (6,397)**
Adjustments										
Interest (income) expense	12	24	19	16	19	12	15	9	8	**10**
Depreciation	214	218	220	219	221	226	232	211	201	**212**
Amortization of intangibles	62	60	60	61	60	61	53	51	49	**50**
Amortization of right of use assets	92	95	97	115	126	128	131	126	299	**169**
Share-based compensation	1,873	1,711	1,574	1,778	1,284	1,616	1,822	1,473	1,888	**1,296**
Severance and restructuring	953	284	224	329	(10)	13	342	6	821	**17**
Bad debt expense	—	—	—	—	—	—	—	—	—	**—**
Adjusted EBITDA including legal expense	$ (2,696)	$ (1,319)	$ (2,021)	$ (3,579)	$ (5,681)	$ (3,510)	$ (6,261)	$ (3,449)	$ (4,474)	**$ (4,643)**
Legal expense	2,380	1,844	1,896	2,468	5,010	4,150	5,640	1,626	2,341	**1,727**
Adjusted EBITDA excluding legal expense	$ (316)	$ 525	$ (125)	$ (1,111)	$ (671)	$ 640	$ (621)	$ (1,823)	$ (2,133)	**$ (2,916)**

Q2 2022 Adjusted EBITDA including legal expense was a loss of $(4.6) million, lower by $1.1 million year-over-year due to lower sales and gross margins, with roughly flat operating expense, and an improvement of $(0.2) million sequentially.

Q2 2022 Operating Loss vs Q2 2021



+$2.7 MM
-$3.5 MM
(in millions)
—
(1.0)
(2.0)
(3.0)
(4.0)
(5.0)
(6.0)
(7.0)
(5.6)
2.4
0.3
(1.8)
(0.7)
(0.6)
(0.2)
(0.2)
(6.4)
Q2 2021 Operating Loss
Legal
Equity Comp (G+A)
Sales & Marketing
Other G+A
Volume
Gross Margin Decline
Research and Development
Q2 2022 Operating Loss

Quarterly Balance Sheet Highlights

(in thousands)	12/31/19	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	3/31/22	6/30/22	Key Drivers (YoY for 2022 YTD)
Cash	$ 18,812	$16,697	$44,691	$38,778	$33,102	$28,219	$20,993	$17,072	Cash used in operations to grow the business
Inventory	11,535	11,683	12,762	12,183	12,676	13,601	15,307	15,753	Investments to support growth
Trade Receivables	2,175	2,694	4,647	5,999	5,295	5,226	6,310	4,228	Driven by mix of customer sales and timing of collections
Accrued Liabilities	4,415	6,133	7,328	5,569	6,331	6,481	8,126	6,696	Driven by changes in expenses and payment of employee bonuses
Accounts Payable	9,626	9,445	11,693	9,970	10,804	10,423	9,780	10,197	Driven by changes in advertising and inventory expenses
Equity	20,445	16,424	43,832	42,142	35,449	31,727	25,877	20,778	Driven by net loss

Invested in future growth, continued to manage working capital.

Quarterly Cash Flow Highlights

(in thousands)	FY 2019	FY 2020	3/31/21	6/30/21	9/30/21	12/31/21	FY 2021	3/31/22	6/30/22
Net Loss	$ (32,147)[4]	$ (19,925)	$ (7,381)	$(5,566)	$(8,856)	$(5,325)	$(27,128)	$(7,740)	$(6,397)
Working Capital	2,026[1]	383	258	(4,390)	942	(1,670)	(4,915)	(1,923)	923
Cash From / (Used for) Operations	**(20,439)[1]**	**(10,600)**	**(5,405)**	**(7,895)**	**(5,919)**	**(4,944)**	**(24,163)**	**(7,198)**	**(3,832)**
Cash From / (Used for) Investing	(249)	(165)	(46)	(265)	(96)	(2)	(409)	(25)	(85)
Cash From / (Used for) Financing	16,884[2][3]	**8,650**	33,445[5]	2,247[6]	339	63	**36,094**	(3)	(4)
Net Increase / (Decrease) in Cash	**$ (3,804)**	**$ (2,115)**	**$ 27,994**	**$ (5,913)**	**$(5,676)**	**$(4,883)**	**$11,522**	**$(7,226)**	**$(3,921)**
Ending Cash Balance	**$ 18,812**	**$ 16,697**	**$ 44,691**	**$38,778**	**$33,102**	**$28,219**	**$28,219**	**$20,993**	**$17,072**

Investments to grow the business and protect our IP, while managing working capital.

1. Includes $4 million deferred revenue related to the upfront payment from Nestlé.
2. Includes $10 million issuance of convertible notes, net of $565,000 of issuance costs.
3. Includes $7 million issuance of common stock, net of $226,000 of issuance costs.
4. Includes $2.2 million write-off of receivables from Elysium.
5. Includes $25 million issuance of common stock, net of $129,000 of issuance costs, and includes $8.6 million proceeds from exercise of stock options.
6. Includes $2.2 million issuance of common stock, net of $299,000 of issuance costs, and include $0.4 million proceeds from exercise of stock options.

2022 Financial Outlook

(in thousands)	2020 Actual	2021 Actual	2022 Full Year ("FY") Outlook	Key Drivers (Current FY Outlook)
Net Sales	$59,257	$67,449	High single digits growth YoY *(previously 15-20%)*	• Tailwinds: E-Commerce • Headwinds: COVID-19 impact on Watsons and New Zealand and Australia Distributor
Gross Margin % (as a % of net sales)	59.5%	61.5%	Approximately 60% *(previously slightly better than 60%, similar to 2021)*	• Impact from cost inflation, and increased headcount in supply chain to support future growth, partially offset by cost saving initiatives
Selling, Marketing & Advertising (as a % of net sales)	35.4%	42.0%	Down as a % of net sales *(previously up in absolute dollars; down slightly as a %)*	• More efficient spend of resources to drive Tru Niagen® brand awareness with emphasis on E-Commerce
Research & Development[1]	$3,415	$3,832	Up approximately $1 million *(previously up $2 million)*	• Increased investments to accelerate R&D pipeline, including new NAD precursor development
General & Administrative[1][2]	$30,765	$36,379	Down approximately $6 to 7 million *(previously down $5 to $6 million)*	• Significant reduction in legal expense, and reduction in executive headcount

Expect to achieve cash flow break-even or better in the fourth quarter of 2022, and approach this in the third quarter, as we focus on our efficient e-commerce channel and implement a leaner cost structure.

(1) Certain prior period results have been reclassified to be consistent with the current period presentation.
(2) G&A as reported

Q2 2022 Financial Highlights - Recap

- **Total net sales of $16.7 million in Q2 2022 ((5)% YoY, (3)% versus Q1 2022)**
- **Continued progress building the Tru Niagen® brand**
  - Tru Niagen® net sales of $14.5 million in Q2 2022 ((6)% YoY, (3)% vs Q1 2022)
- **Consistently strong gross margin of 60%** ((100)bps vs Q1 2022 and (110)bps vs Q2 2021)
  - Gross margin of 60.0% in Q2 2022 versus 61.0% in Q1 2022
  - Decline YoY is primarily driven by increases in supply chain headcount to scale the business and overall input cost inflation, partially offset by favorable business mix
- **Marketing efficiency reflects investments in digital advertising and brand building (1,270bps YoY, 20bps versus Q1 2022)**
  - Selling and marketing expense of 47.9% of net sales in Q2 2022 compared to 47.7% in Q1 2022, and 35.2% in Q2 2021
  - Near-term efficiency impacted by investment in new TV campaign which was successful in raising awareness, but we are pivoting focus to our most efficient, direct response E-Commerce channel
- **General and administrative expense (G&A) was $7.2 million, down $(1.8) million sequentially primarily due to lower legal and severance expenses. G&A was down $(2.0) million YoY primarily due to lower legal expense, partially offset by increased headcount related expenses. Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.8 million YoY and $0.3 million sequentially.**
- **Net loss was $(6.4) million or $(0.09) per share, compared to a net loss of $(5.6) million or $(0.08) per share in Q2 2021**

The second quarter net sales were impacted by the timing of sales to our partner, Watsons, in Hong Kong, and initial shelf stocking at Wal-Mart in the prior year quarter. Our e-commerce business continued to grow.


The Science

Science Continues to Expand

- **Two new human trials on nicotinamide riboside registered since prior update:[1]**
  - Oregon Health and Science University (June 2022)
    - The purpose of the study is to determine if an oral ketone beverage (consisting of NR and other ingredients) is safe and well-tolerated during moderate intensity exercise in participants with long-chain fatty acid oxidation disorders and if it will raise blood ketones to levels similar to that reported among normal healthy subjects
    - Subjects with a long-chain fatty acid oxidation disorders (LC-FAOD) cannot generate ketones because of their block in fatty acid oxidation during exercise
    - Ketones are an important alternative energy substrate during moderate exercise, sparing the oxidation of glucose and providing a source of ATP to the central nervous system and exercising muscle. Fatty acid oxidation in the liver is required to make ketones
    - Providing ketones in an oral ketone beverage may increase blood ketones with exercise to levels normally observed in humans
  - University of Oklahoma (August 2022)
    - The objective is to test whether supplementation with 1000 milligrams of NR per day can improve brain health and memory in community dwelling older adults between 60-85 years of age
    - The study will test the hypothesis that restoring NAD+ levels through NR supplementation will improve neurovascular coupling (NVC) responses and micro and macrovascular endothelial function
- **Five new research study collaborations established through ChromaDex External Research Program (CERP)[2]**

(1) There are 71 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 55 of these use NR only. Clinicaltrials.gov also includes two niacin studies and one device monitoring registry for a total of 74 under the search term "nicotinamide riboside." (As of August 3, 2022)
(2) 250+ research collaborations for Niagen® signed with research institutes and universities around the world. More than 90% of the studies are investigator initiated and were developed to support applications for or receipt of third-party funding. The studies may not have been initiated if investigators were unable to secure funding.

Scientific Advisory Board



Charles Brenner, Ph.D.
Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism
City of Hope

World's Foremost Authority on NAD Metabolism



Roger Kornberg, Ph.D.
Chairman
Professor of Structural Biology
Stanford University

Nobel Prize Winner, Chemistry, 2006



Rudolph Tanzi, Ph.D.
Kennedy Professor of Neurology
Harvard University

Leading Alzheimer's Researcher, TIME 100 Most Influential 2015



Dr. Bruce German
Chairman of Food, Nutrition, & Health
University of California, Davis

Leader in Food, Nutrition, & Wellness Innovation



Professor Sir John Walker, Ph.D.
Emeritus Director, MRC Mitochondrial Biology
University of Cambridge

Nobel Prize Winner, Chemistry, 1997



Brunie H. Felding, Ph.D.
Associate Professor of Molecular Medicine
Scripps Research Institute

Renowned Breast Cancer Researcher focused on NAD+ supplementation



Dr. David Katz
President of True Health Initiative
CEO of Diet ID

World renowned physician & preventive medicine expert

Basic Physiological Functions are NAD+ Dependent

INTRINSIC CAPACITY DOMAIN

Based on World Health Organization's definition

	VITALITY	LOCOMOTION	COGNITION	SENSORY	PSYCHOLOGICAL
	Energy metabolism Hormonal function Cardio-respiratory function	Muscle strength Balance Gait	Memory Intelligence Problem-solving	Vision Hearing	Mood Emotional vitality
Number of clinical trials (active)*	13	8	5	4	0
Number of clinical trials (complete)*	9	5	2	0	0
% of all registered Niagen® clinical trials**	47%	30%	15%	8%	0%
Conditions Studied	Type II Diabetes (Insulin Sensitivity) Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver Heart Failure Hypertension Arterial Stiffness Vascular Function Immunity/Inflammation Chronic Kidney Disease	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/ Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies (e.g. *Diabetic Neuropathy, Peripheral Neuropathy*) Small Nerve Fiber Degeneration	

*Source: Based on Niagen® NR clinical trials registered on clinicaltrials.gov. Used ChromaDex classification into intrinsic capacity domains. As of August 3, 2022. Chart does not include pharmacokinetic or terminated studies.

**Based on Niagen® nicotinamide riboside (NR) clinical trials registered on clinical trials.gov



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NIAGEN
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Contact Info

Brianna Gerber

SVP, Finance / Interim Chief Financial Officer

T: +1.949.419.0288 ext. 127
BriannaG@chromadex.com
www.chromadex.com

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amazon.com
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